Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM AND SOURCEONE GLOBAL PARTNERS ENTER INTO CROSS-STRATEGIC

EQUITY INVESTMENT WITH PLANS TO JOINTLY DEVELOP NUTRITIONAL

SUPPLEMENTS AND MEDICAL FOODS

SAN DIEGO, CA – December 21, 2011 – Cardium Therapeutics (NYSE Amex: CXM) today announced that it has entered into a cross-strategic investment agreement with SourceOne Global Partners, a leading supplier of exclusive science-based ingredients and proprietary formulas to the nutritional supplement and related functional food & beverage industries. The Cardium and SourceOne agreement provides for the joint development and commercialization of customized nutritional supplements, as well as pharmaceuticals and medical foods based on SourceOne’s branded ingredients that include specialized formulations of EPA/DHA Omega-3 oils, Citrus Polymethoxylated Flavonoids (PMFs, which have been used for promoting cholesterol balance and health), Ubiquinol-QH (a specialized CoQ10 formulation), TocoSource® Palm Tocotrienols, and VESIsorb® (which is designed to enhance bioavailability of a variety of nutraceutical ingredients and dietary supplements).*

“We are pleased to announce this cross-equity investment agreement with SourceOne Global Partners, a global nutritional business with an industry-wide reputation in the health markets,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium. “We look forward to working collaboratively with SourceOne’s seasoned team to expand our MedPodium healthy lifestyle brand platform, and to identify, develop and commercialize customized nutritional supplements, as well as pharmaceuticals and medical foods through appropriate commercialization pathways.”

Jesse Lopez, founder and Chief Executive Officer of SourceOne Global Partners, commented, “We look forward to working with Cardium in the development of strategic and proprietary nutraceutical products, as well as pharmaceutical and medical food product candidates designed to support cardiovascular health. We believe Cardium’s extensive clinical research and development experience, combined with their business acumen, will be instrumental in expanding our leadership role in the nutritional marketplace.”

Under the agreement, Cardium has made a $0.75 million equity investment in the form of unregistered, restricted Cardium shares to acquire rights to a 15% ownership interest in SourceOne Global Partners. Cardium’s ownership interest was acquired through the issuance into escrow of 1.5 million shares of Cardium common stock based on a $0.50 per share value representing a 70% premium above the closing price of Cardium stock on December 19, 2011. The shares would be held in escrow and subject to release in four allotments at 6, 9, 12 and 18 months following the closing date. Cardium also has certain rights to maintain its proportionate ownership interest in SourceOne, and to acquire SourceOne in the event SourceOne were to receive an offer from a third-party acquiror.

In parallel with the cross-equity investment and acquisition of an ownership interest in SourceOne, Cardium also received a license for a portfolio of nutraceutical, pharmaceutical and medical food product opportunities for a licensing fee of $0.75 million, which SourceOne applied to the purchase of 1.5 million restricted shares of Cardium common stock at $0.50 per share, which shares are to be held in escrow for six months and subject to release at future dates thereafter based on Cardium’s advancement of certain jointly-developed products. Under terms of the licensing arrangement, Cardium received a fully-paid-up license to commercialize formulations of various SourceOne ingredients to be marketed as nutraceuticals, pharmaceuticals and/or medical foods. In addition, Cardium can designate up to ten products to be jointly developed by the partners, with cash and other resources to be contributed by both Cardium and SourceOne under a profit-share arrangement.

Medical foods, which are defined in Section 5(b) of the Orphan Drug Act, are formulated and administered under the supervision of a physician and are intended for the specific dietary management of a disease or condition. There are a number of medical foods in pill and capsule form that are marketed and sold in the U.S. for disorders including depression, Alzheimer’s disease, osteopenia, osteoporosis, osteoarthritis, central nervous system disorders and diabetic neuropathy.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses with the potential to address significant unmet medical needs that have definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current medical opportunities portfolio, which is focused on health sciences and regenerative medicine, includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform.

Cardium’s lead commercial product Excellagen™ topical gel for advanced wound care management, has recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

About SourceOne Global Partners

SourceOne Global Partners, headquartered in Chicago, IL, is a leading provider of health and wellness solutions, created through scientific research and innovative product development. SourceOne’s focus is on clinically-proven formulations, combined with technologically-advanced and proprietary delivery systems with applications in nutritional supplements, functional food and beverage, and personal care markets. The formulations are bundled in easily identifiable platforms that address condition-specific, consumer health concerns.

SourceOne develops formulations designed to incorporate the best science nature has to offer through health solutions like the award-winning Cholesstrinol™ Family of Heart Healthy Formulas; Omega Choice® Concentrated Omega-3 EPA/DHA fish oil; CoQsource® and CoQsource® QH Ubiquinol Bio-Enhanced Coenzyme Q10; AlivEL 100™ Eurycoma longifolia; and SterolSource® Phytosterols.* The Company’s product line, which continues to expand, also includes TocoSource® Palm Tocotrienols; GammaSource® Mixed Tocopherols; PMF-source™ Citrus Flavonoids (PMF); and others. The SourceOne network of research and technology partners encompasses collaborations with Vesifact AG (Baar, Switzerland), FINA (Cincinnati, OH), and Ingredients By Nature (Montclair, CA). Additional information about SourceOne Global Partners can be found at http://www.source-1-global.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that that company will be successful in jointly developing customized nutritional supplements, pharmaceuticals or medical foods; that clinical studies will be regarded as sufficient substantiation for corresponding product claims or that the products will be accepted as being sufficiently safe, improved or cost-effective compared to other products; that the products can be successfully developed and commercially successful or will effectively enhance our businesses; that results or trends observed in clinical studies or other observations will be reproduced in subsequent studies or in broader use; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that the Food and Drug Administration, the Federal Trade Commission or other regulatory agencies will not introduce additional or more restrictive regulations covering naturally-derived products; that our in-house or external product commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our co-development and strategic licensing arrangements will successfully and in a timely manner lead to the development, formulation, manufacture and licensing of products; or that these or any other third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of biologics and in the development and commercialization of new products, the conduct of human clinical trials and other product development efforts, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and qualifications and to maintain our listing on a national stock exchange, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition and regulation, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

*	Note: These statements have not been evaluated by the Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.

Copyright 2011 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™, Osteorate™, MedPodium™, Appexium™, Linée™, Alena™, Cerex™, D-Sorb™, Neo-Energy™, Neo-Carb Bloc™, Nutra-Apps™ are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.

(Other trademarks belong to their respective owners)